Exhibit 99.1
Xencor Announces Change to Ultomiris® Royalty Revenue Forecast
PASADENA, Calif.--Mar. 4, 2026-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and autoimmune diseases, today announced that Alexion Pharmaceuticals, Inc. (the “Licensee”) informed Xencor, Inc. (the “Company”) that it has taken the position that the Licensee does not owe any additional royalties for sales of Ultomiris® (ravulizumab-cwvz) in the United States and that the Licensee does not intend to make any future payments for sales in the United States. Licensee informed the Company that it intends to continue making royalty payments for sales of Ultomiris outside the United States.
“Xencor has reasonably assumed that the multiple licensees of our XmAb Fc domains and technologies remit payments in accordance with the terms of their respective agreements. One licensee has expressed disagreement regarding payments for net sales of Ultomiris in the United States, and we plan to work toward a resolution in this matter. Importantly, we have not observed a change in payments related to ex-U.S. sales,” said Bassil Dahiyat, Ph.D., president and chief executive officer of Xencor. “We have updated our year-end cash guidance and conservatively adjust our operating runway estimate into mid-2028.”
The Company previously announced the issuance of U.S Patent 12,492,253 and its expectation to receive an estimated additional $100 to $120 million in aggregate through 2028 in low single-digit royalties on net sales of Ultomiris in the United States from the Licensee. Ultomiris is a drug being developed and commercialized by the Licensee and is a registered trademark of the Licensee.
Financial Guidance: Based on current operating plans, Xencor expects to end 2026 with between $380 million and $400 million in cash, cash equivalents and marketable debt securities, and to have sufficient cash resources to fund research and development programs and operations into mid-2028.
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and multiple XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein’s structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” “indicates,” “supports,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to, statements regarding projected financial resources and financial guidance, including estimated cash, cash equivalents and marketable debt securities at year end and cash runway for research and development programs and operations, expectations for and estimates of future royalty revenues, the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics, the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, the risk of loss of key members of management, the risk that the fair value of our marketable equity securities will decline and the risks, uncertainties and other factors described under the heading “Risk Factors” in Xencor's Annual Report on Form 10-K for the year ended December 31, 2025 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Xencor undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.
Contacts
For Investors:
Charles Liles
cliles@xencor.com
(626) 737-8118
For Media:
Cassidy McClain
Inizio Evoke
cassidy.mcclain@inizioevoke.com
(619) 694-6291